                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                             Royce Value Trust, Inc.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                            ROYCE VALUE TRUST, INC.
                          1414 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 1-800-221-4268

May 20, 1996

Dear Stockholder:

     Enclosed is a Proxy Statement describing the items to be voted on at the Annual Meeting of Stockholders. The items include the election of directors, a new Investment Advisory Agreement with Quest Advisory Corp., a change in the Fund's stated investment policies to permit the Fund to invest in warrants, rights and options and ratification of the selection of auditors.

     THE NEW INVESTMENT ADVISORY AGREEMENT MAINTAINS THE 1% BASIC ADVISORY FEE AND THE +-0.5% PERFORMANCE ADJUSTMENT FEATURE. THE NEW AGREEMENT CHANGES, AMONG OTHER THINGS, THE BENCHMARK INDEX, AGAINST WHICH THE FUND'S PERFORMANCE IS MEASURED, FROM THE S&P 500 INDEX, WHICH REPRESENTS LARGE CAPITALIZATION STOCKS, TO THE S&P 600 SMALLCAP STOCK PRICE INDEX, WHICH WE BELIEVE IS MORE APPROPRIATE FOR DETERMINING THE FUND'S RELATIVE PERFORMANCE. ADDITIONALLY, THE PERFORMANCE PERIOD IS BEING LENGTHENED FROM THREE YEARS TO FIVE, WHICH WE BELIEVE IS MORE IN KEEPING WITH OUR LONG-TERM INVESTMENT HORIZON AND, IN A RISING MARKET, WILL HAVE THE FURTHER EFFECT OF LOWERING THE AVERAGE NET ASSETS ON WHICH THE FEE IS BASED.

     At its inception in 1986, the Fund chose the S&P 500 Index for performance benchmarking because it was one of the few market indices available at the time, although it primarily represents large companies. In January 1994, Standard & Poor's introduced the S&P 600 Index as a benchmark for small-cap performance. The S&P 600 (weighted average market cap of $524 million) is much more representative of the Fund's small-cap area of investing (weighted average market cap of $344 million) than the S&P 500 (weighted average market cap of $24 billion).

     THE NEW AGREEMENT RETAINS THE IMPORTANT FEATURE THAT QUEST IS NOT ENTITLED TO ANY FEE FOR ANY TRAILING 36 MONTH PERIOD FOR WHICH THE FUND HAS A NEGATIVE RETURN, AND WILL CONTINUE TO BASE THE FEE ON AVERAGE NET ASSETS OVER A DESIGNATED PERFORMANCE PERIOD, WHICH WOULD BE EXPECTED TO PROVIDE A LOWER FEE THAN IF IT WERE BASED ON CURRENT NET ASSETS.

     IN ORDER TO PREVENT ANY IMMEDIATE BENEFIT TO QUEST FROM THE CHANGES, THE FEE PAID OVER THE FIRST 18 MONTHS OF THE NEW AGREEMENT WILL BE THE LOWER OF THE FEE DETERMINED BASED ON THE NEW TERMS OR THE FEE WHICH WOULD HAVE BEEN PAID UNDER THE CURRENT AGREEMENT.

     THE CHANGE TO PERMIT THE FUND TO INVEST IN WARRANTS, RIGHTS AND OPTIONS WILL ENABLE THE FUND TO, AMONG OTHER THINGS, PROMPTLY INVEST ANY AVAILABLE CASH IN SMALL-CAP INDEX OPTIONS IN ORDER TO BE FULLY INVESTED IN THE MARKET.

     YOUR VOTE IS VERY IMPORTANT! If the Fund does not receive a sufficient number of votes prior to the meeting date, it will have additional expenses for proxy solicitation and the meeting may have to be postponed. PLEASE COMPLETE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE. If you have any question regarding the proxy material, please call Investor Information at 1-800-221-4268.

     The Fund has retained an outside firm that specializes in proxy solicitation to assist it with any necessary follow-up. If the Fund has not received your vote as the meeting date approaches, you may receive a telephone call from Shareholder Communications Corporation to ask for your vote. We hope that their telephone call does not inconvenience you.

Sincerely,

CHARLES M. ROYCE
CHARLES M. ROYCE
President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ROYCE VALUE TRUST, INC.

To the Stockholders of
ROYCE VALUE TRUST, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ROYCE VALUE TRUST, INC. (the 'Fund') will be held at the offices of the Fund, 1414 Avenue of the Americas, New York, New York, on June 26, 1996 at 3:00 p.m. (Eastern time) for the following purposes:

          1. To elect a board of five directors.

          2. To approve a new Investment Advisory Agreement between the Fund and Quest Advisory Corp.

          3. To approve a change in the Fund's fundamental investment policy to permit the Fund to invest up to 5% of its total assets in warrants, rights and options.

          4. To ratify the selection of Ernst & Young LLP as independent public accountants of the Fund for the year ending December 31, 1996.

          5. To transact such other business as may come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 16, 1996 as the record date for the determination of those stockholders entitled to vote at the meeting, and only holders of record at the close of business on that day will be entitled to vote.

     The Fund's Annual Report to Stockholders for the year ended December 31, 1995 was previously mailed to stockholders, and copies of it are available upon request, without charge, by writing to the Fund at 1414 Avenue of the Americas, New York, New York 10019 or calling toll free at 1-800-221-4268.

                                   IMPORTANT

     To save the Fund the expense of additional proxy solicitation, if you do not now expect to be present at the meeting, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States). The enclosed Proxy is solicited on behalf of the Board of Directors, is revocable and will not affect your right to vote in person in the event that you attend the meeting.

                                         By order of the Board of Directors.

                                         DANIEL A. O'BYRNE
                                         Assistant Secretary

May 20, 1996

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                            ROYCE VALUE TRUST, INC.
                          1414 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                            WEDNESDAY, JUNE 26, 1996
                       ----------------------------------
                                PROXY STATEMENT
                       ----------------------------------

     Accompanying this Proxy Statement is a Notice of Annual Meeting of Stockholders and a form of Proxy for the meeting solicited on behalf of the directors of Royce Value Trust, Inc. (the 'Fund').

     The Proxy may be revoked at any time before it is exercised by written instructions to the Fund or by filing a new Proxy with a later date, and any stockholder attending the meeting may vote in person, whether or not he or she has previously filed a Proxy. The shares represented by all properly executed Proxies received in time for the meeting will be voted. Where a stockholder has specified a choice on the Proxy with respect to Proposals 2, 3 and 4 in the Notice of Annual Meeting, his or her shares will be voted accordingly. If no directions are given, the stockholder's shares will be voted in favor of these Proposals. Unless authority to vote for all nominees or for an individual nominee pursuant to Proposal 1 is specifically withheld, the Proxy will be voted for the election of all of the persons nominated by the Board of Directors to become directors. The cost of soliciting proxies will be borne by the Fund, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Fund and/or Quest Advisory Corp. ('Quest'), the Fund's investment adviser, may solicit Proxies personally and by telephone, if deemed desirable. In addition, the Fund has engaged Shareholder Communications Corporation to solicit Proxies on its behalf at a cost to the Fund of $5,000 plus out-of-pocket expenses.

     On May 16, 1996, the record date for the meeting, there were 24,836,018 shares of Common Stock of the Fund outstanding. The stockholders entitled to vote are those of record on that date. Each share is entitled to one vote on each item of business at the meeting. Stockholders vote at the Annual Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Directors before the meeting, who serve as Inspectors and Judges of Election at the meeting and who have executed an Inspectors and Judges Oath. Neither abstentions nor broker non-votes are counted in the tabulation of such votes.

     The following persons were known to the Fund to be beneficial owners or owners of record of 5% or more of its outstanding shares of Common Stock as of the record date:

                 NAME AND ADDRESS                            AMOUNT AND NATURE            PERCENTAGE
                     OF OWNER                                  OF OWNERSHIP                OF CLASS
                    ---------                                  ------------                --------
Yale University ..................................  2,445,051 shares -- Beneficial            9.8%
  451 College Street                                (sole voting and investment power)
  P.O. Box 1074 Yale Station
  New Haven, CT 06520
Depository Trust Company .........................  22,434,508 shares -- Record              90.3%
  Cede & Co.
  P.O. Box 20
  Bowling Green Station
  New York, NY 10274

                     1. ELECTION OF DIRECTORS (PROPOSAL 1)

     At the meeting, it is proposed to elect five directors, each director to hold office until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualifies. The Fund's Board of Directors has nominated the following five persons, each of whom has served as a director since July 1986, to become directors of the Fund. Certain information concerning them is set forth below. Each of these persons has agreed to serve if elected, and the Fund's management has no reason to believe that any of them will be unavailable for election as a director. However, if any of them become unwilling or unable to serve, the persons named in the accompanying form of Proxy will vote for the election of such other persons, if any, as the Board of Directors may nominate.

                                                                    POSITIONS WITH
                        NAME                           AGE             THE FUND
                        ----                           --              --------
Charles M. Royce....................................   56    Director, President and
                                                               Treasurer
Thomas R. Ebright...................................   51    Director
Richard M. Galkin...................................   58    Director
Stephen L. Isaacs...................................   56    Director
David L. Meister....................................   56    Director

     A total of five meetings of the Board of Directors were held during the year ended December 31, 1995, and each director attended all of the meetings.

     The Board of Directors has an Audit Committee, comprised of Richard M. Galkin, Stephen L. Isaacs and David L. Meister, which is responsible for recommending the selection and nomination of the independent auditors of the Fund and for conducting post-audit reviews of the Fund's financial condition with the auditors. The Audit Committee held two meetings during the year ended December 31, 1995, and each member of the Audit Committee attended both of the meetings. The Board of Directors does not have any other standing committees.

     There are no family relationships between any of the Fund's directors and officers.

     As of the record date, the Fund's directors beneficially owned the following shares of its Common Stock:

                                                                                          PERCENTAGE
                          NAME OF DIRECTOR                                  AMOUNT         OF CLASS
                          ----------------                                  ------         --------
Charles M. Royce.....................................................   238,847 shares       1.0%
Thomas R. Ebright....................................................        None             --
Richard M. Galkin....................................................        None             --
Stephen L. Isaacs....................................................        None             --
David L. Meister.....................................................        None             --

     Mr. Royce has sole voting power and sole investment power as to the shares beneficially owned by him. As of the record date, all directors and officers of the Fund as a group (9 persons) beneficially owned 246,414 shares of the Fund's Common Stock, constituting 1.0% of the class.

     During the year ended December 31, 1995, each of Messrs. Royce and Ebright failed to file on a timely basis one report required by Section 16(a) of the Securities Exchange Act of 1934. Mr. Royce's report related to two transactions, and Mr. Ebright's report related to one transaction.

BUSINESS EXPERIENCE

     Set forth below is certain information as to the principal business experience of the Fund's directors during the past five years.

     Charles M. Royce is the President, Secretary, Treasurer and sole director and sole voting shareholder of Quest, the investment adviser to the Fund. He became affiliated with Quest in June 1972, and has served as its President and Treasurer since November 1972. Mr. Royce also manages three private investment partnerships through Quest Management Company ('QMC'), a registered investment adviser, of which he is the managing general partner.

     Thomas R. Ebright has been a Vice President of Quest since September 1981. He has also been President, Treasurer, a director and principal shareholder of Royce, Ebright & Associates, Inc., the investment adviser to a series of The Royce Fund, since June 1994. He was a general partner of QMC and its predecessor until June 1994. Mr. Ebright is also a director of Atlantic Pro Sports, Inc. and of the Strasburg Rail Road Co. since March 1993 and was the President and principal owner of Baltimore Professional Hockey, Inc. until May 1993.

     Richard M. Galkin is a private investor and the President of Richard M. Galkin Associates, Inc., tele-communications consultants.

     Stephen L. Isaacs is an attorney, Director of the Columbia University Development Law and Policy Program, a Professor at Columbia University and President of Stephen L. Isaacs Associates, consultants.

     David L. Meister is a consultant in the communications industry. He was an executive officer of Digital Planet Inc. from April 1991 to December 1992.

     Mr. Royce is also President and Treasurer of Royce Micro-Cap Trust, Inc. ('RMT'), Pennsylvania Mutual Fund ('PMF') and The Royce Fund ('TRF'), registered management investment companies. Messrs. Royce, Ebright, Galkin, Isaacs and Meister are also directors/trustees of RMT and PMF, and Messrs. Royce, Galkin, Isaacs and Meister are also trustees of TRF. Mr. Ebright is also a Vice President of TRF and a Vice President and Treasurer, and Mr. Royce is also the sole shareholder and director and Secretary, of Quest Distributors, Inc., the distributor of TRF's shares.

     Messrs. Royce and Ebright are 'interested persons' of the Fund within the meaning of Section 2(a)(19) under the Investment Company Act of 1940.

     In addition to Mr. Royce, three Vice Presidents of the Fund are also officers of Quest.

REMUNERATION OF DIRECTORS AND OFFICERS

     Set forth below is the compensation paid by the Fund and the three other registered investment companies comprising The Royce Funds to each director for the year ended December 31, 1995.

                                                                 AGGREGATE        TOTAL COMPENSATION
                                                             COMPENSATION FROM    FROM THE FUND AND
                         DIRECTOR                                THE FUND         OTHER ROYCE FUNDS
                         --------                                --------         -----------------
Charles M. Royce..........................................        $     0              $      0
Thomas R. Ebright.........................................              0                     0
Richard M. Galkin.........................................         16,000                60,000
Stephen L. Isaacs.........................................         16,000                60,000
David L. Meister..........................................         16,000                60,000

     The Fund paid $15,190 cash remuneration to one officer of the Fund for the year ended December 31, 1995.

     Each of the Fund's non-affiliated directors receives a base fee of $10,000 per year plus $1,000 for each meeting of the Board of Directors attended. No director of the Fund received remuneration for services as a director for the year ended December 31, 1995 in addition to or in lieu of this standard arrangement.

VOTE REQUIRED

     A quorum consists of stockholders representing a majority of the outstanding shares of the Fund's Common Stock entitled to vote who are present in person or by proxy, and a plurality of all of the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

         2. APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT (PROPOSAL 2)

     At the meeting, it is proposed to replace the present Investment Advisory Agreement between the Fund and Quest with a new Investment Advisory Agreement. THE PRINCIPAL DIFFERENCES BETWEEN THE PRESENT AND THE PROPOSED INVESTMENT ADVISORY AGREEMENTS ARE IN THE PROVISIONS CONCERNING THE METHODS FOR DETERMINING THE COMPENSATION OF QUEST. BOTH AGREEMENTS PROVIDE FOR A BASIC FEE OF 1% PER ANNUM OF THE FUND'S AVERAGE NET ASSETS AND FOR INCREASES AND DECREASES IN THE BASIC FEE RATE OF UP TO .5%, DEPENDING ON THE INVESTMENT PERFORMANCE OF THE FUND IN RELATION TO THE RECORD OF A SECURITIES INDEX.

     The present Investment Advisory Agreement (i) uses the Standard & Poor's 500 Composite Stock Price Index (the 'S&P 500') and a rolling period of 36 months for measuring performance and the average net assets on which the fee rate is paid and (ii) decreases to the minimum amount of compensation at a rate that is twice as fast as the rate at which it increases to the maximum amount. THE PROPOSED INVESTMENT ADVISORY AGREEMENT (I) USES THE STANDARD & POOR'S 600 SMALLCAP STOCK PRICE INDEX (THE 'S&P 600') AND A ROLLING PERIOD OF 60 MONTHS FOR MEASURING PERFORMANCE AND AVERAGE NET ASSETS AND (II) DECREASES TO THE MINIMUM AMOUNT OF COMPENSATION AT THE SAME RATE AT WHICH IT INCREASES TO THE MAXIMUM AMOUNT.

     In  deciding to  recommend to stockholders  that they  approve the proposed
Investment Advisory Agreement with Quest, the Fund's Board of Directors CONSIDERED (i) the investment performance of the Fund over various periods, both absolutely and in relation to the records of the S&P 500 and the S&P 600 and relative to that of other open and closed-end funds with similar investment objectives; (ii) Quest's approach to managing the Fund's assets; and (iii) the costs and expenses of the Fund, both absolutely and relative to these other funds. When focusing on the changes made by the proposed Agreement, the directors considered other factors, including (iv) the differences between the S&P 500 and the S&P 600 and the relative appropriateness of each index for the Fund; (v) the use of a 36 versus a 60 month rolling period for measuring the Fund's performance and for determining the average net assets on which the fee rate is paid; and (vi) the impact on the Fund of changing from the present to the proposed fee arrangement.

     The directors CONCLUDED, among the other things, (i) that because of the Fund's concentration on small capitalization stocks, the S&P 600, which was introduced in January 1994 and is comprised of small capitalization companies, was a more appropriate index for the Fund than the S&P 500, which consists of large capitalization stocks; (ii) that a performance period of 60 months was more consistent with the Fund's long-term investment approach and, in a rising market, will have the effect of lowering the average net assets on which the fee is based; and (iii) that the proposed Investment Advisory Agreement would not result in excessive compensation to Quest or be unfair to the Fund.

PRESENT INVESTMENT ADVISORY AGREEMENT

     Except for several subsequent minor revisions, the provisions of the present Investment Advisory Agreement between the Fund and Quest have been in effect since November 1986, when the Fund commenced operations. The present Investment Advisory Agreement is dated October 21, 1992 and was approved by vote of the Fund's stockholders on that date in order to replace the initial Investment Advisory Agreement between the Fund and Quest. The only difference between the initial and the present Investment Advisory Agreements was the one year period for its annual continuance (from November 18 to the following November 17 versus from May 1 to April 30). Continuance of the present Investment Advisory Agreement was approved by the Fund's Board of Directors on April 18, 1996, and it will remain in effect until April 30, 1997, unless it is terminated sooner or is replaced by the proposed Agreement.

     Under the present Agreement, Quest determines the composition of the Fund's portfolio, the nature and timing of the changes in it and the manner of implementing the changes; provides the Fund with investment advisory, research and related services for the investment of its funds; furnishes, without expense to the Fund, the services of those members of its organization as may be duly elected officers or directors of the Fund; pays all executive officers' salaries and executive expenses; and pays all expenses incurred in performing its investment advisory duties under the Agreement.

     The Fund pays all of its own expenses (except those set forth above), and Quest does not incur substantial fixed expenses. There are no applicable state limitations on the Fund's operating expenses.

PRESENT ADVISORY FEE

     As compensation for its services under the present Investment Advisory Agreement, Quest receives a fee comprised of a basic fee (the 'Basic Fee') and an adjustment to the Basic Fee based on the investment performance of the Fund in relation to the investment record of the S&P 500 for certain prescribed performance periods, as described below.

     The Basic Fee is a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average of the net assets of the Fund at the end of each month included in the applicable performance period. The performance period is a rolling 36 month period ending with the most recent calendar month. The Basic Fee for each month in the performance period is subject to increase or decrease, depending on the extent, if any, by which the investment performance of the Fund exceeds by more than two percentage points, or is exceeded by more than one percentage point by, the percentage change in the investment record of the S&P 500 for the performance period. For each percentage point in excess of two that the investment performance of the Fund exceeds the percentage change in the investment record of the S&P 500, the Basic Fee is increased at the rate of 1/12 of .05%. For each percentage point in excess of one that the percentage change in the investment record of the S&P 500 exceeds the investment performance of the Fund, the Basic Fee is decreased at the rate of 1/12 of .1%. The maximum increase or decrease in the Basic Fee for any month may not exceed 1/12 of .5%. Accordingly, for each month, the maximum monthly fee rate as adjusted for performance is 1/12 of 1.5% and is payable if the investment performance of the Fund exceeds the percentage change in the investment record of the S&P 500 by 12 or more percentage points for the performance period, and the minimum monthly fee rate as adjusted for performance is 1/12 of .5% and is payable if the percentage change in the investment record of the S&P 500 exceeds the investment performance of the Fund by 6 or more percentage points for the performance period.

     The Investment Advisory Agreement also provides that, notwithstanding the foregoing, Quest is not entitled to receive any fee for any performance period for which the investment performance of the Fund is less than zero. In the event that the Fund's investment performance for a performance period is less than zero, Quest is not required to refund to the Fund any fee earned in respect of any prior performance period.

     In calculating the investment performance of the Fund and the percentage change in the investment record of the S&P 500, all dividends and other distributions during the performance period are treated as having been reinvested.

     For the year ended December 31, 1995, the 1% Basic Fee of $2,502,111 was subject to an upward adjustment of 22% ($553,420) based on the sum of each month's separate performance calculation, with Quest earning a fee of $3,055,531 or 1.0% of the Fund's average net assets for the year (before giving effect to a voluntary fee waiver of $104,206). (The fee rate is applied to the Fund's average net assets of $269,674,207 for the rolling 36 month performance period ended December 31, 1995.)

     To the extent that Quest receives a fee in excess of .75% per annum of the Fund's average net assets, its compensation may be higher than that paid by most other mutual funds with similar investment objectives.

PROPOSED INVESTMENT ADVISORY AGREEMENT

     IT IS PROPOSED TO REPLACE THE PRESENT INVESTMENT ADVISORY AGREEMENT WITH THE NEW ONE IN ORDER TO CHANGE THE METHODS FOR DETERMINING THE COMPENSATION PAYABLE BY THE FUND TO QUEST, WHILE CONTINUING IN PLACE THE BASIC FEE AND THE MINIMUM AND MAXIMUM PERFORMANCE-RELATED ADJUSTMENT RATES. THE METHODS FOR DETERMINING THE COMPENSATION PAYABLE WILL INCLUDE MEASURING THE FUND'S PERFORMANCE RELATIVE TO THAT OF A SMALL-CAP INDEX, COMBINED WITH THE USE OF A LONGER PERIOD FOR MEASURING SUCH PERFORMANCE AND FOR DETERMINING THE AVERAGE NET ASSETS ON WHICH THE FEE RATE IS APPLIED.

NEW ADVISORY FEE

     As compensation for its services under the proposed Investment Advisory Agreement, Quest would receive a fee comprised of a basic fee (the 'Basic Fee') and an adjustment to the Basic Fee based on the investment performance of the Fund in relation to the investment record of the S&P 600 for certain prescribed performance periods, as described below.

     Beginning with the month of July 1997 and for each succeeding month, the Basic Fee would be a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average of the net assets of the Fund at the end of each month included in the applicable performance period. The performance period for each such month would be from July 1, 1996 to the most recent month-end, until the Investment Advisory Agreement had been in effect for 60 full calendar months, when it would become a rolling 60 month period ending with the most recent calendar month.

     The Basic Fee for each such month would be increased or decreased at the rate of 1/12 of .05% per percentage point, depending on the extent, if any, by which the investment performance of the Fund exceeds by more than two percentage points, or is exceeded by more than two percentage points by, the percentage change in the investment record of the S&P 600 for the performance period. The maximum increase or decrease in the Basic Fee for any month could not exceed 1/12 of .5%. Accordingly, for each month, commencing with the month of July 1997, the maximum monthly fee rate as adjusted for performance would be 1/12 of 1.5% and would be payable if the investment performance of the Fund exceeded the percentage change in the investment record of the S&P 600 by 12 or more percentage points for the performance period, and the minimum monthly fee rate as adjusted for performance would be 1/12 of .5% and would be payable if the percentage change in the investment record of the S&P 600 exceeded the investment performance of the Fund by 12 or more percentage points for the performance period.

     For the period from July 1, 1996 through June 30, 1997, the Basic Fee would be a monthly fee equal to 1/12 of 1% of the net assets of the Fund at the end of each month in such period. The performance period relating to such period would be from July 1, 1996 through June 30, 1997. The Basic Fee for such period would also be subject to increase or decrease as set forth in the preceding paragraph, with the rate of such increase or decrease being applied on an annualized basis. The maximum increase or decrease in the Basic Fee for such period could not exceed .5%. Any portion of the fee for such period, as adjusted as set forth above, in excess of .5% would be paid at the end of such period.

     The proposed Investment Advisory Agreement would also provide that, notwithstanding the foregoing, Quest would not be entitled to receive any fee for any performance period consisting of a rolling 36 month period ending with the most recent calendar month for which the investment performance of the Fund is less than zero. In the event that the Fund's investment performance for such a performance period is less than zero, Quest would not be required to refund to the Fund any fee earned in respect of any prior performance period.

     Because the Basic Fee is and would remain a function of the Fund's net assets and not of its total assets, Quest does not now and would not receive any fee in respect of those assets of the Fund equal to the aggregate unpaid principal amount of the Fund's indebtedness. However, because preferred stock is a form of equity, Quest would receive a fee in respect of any assets of the Fund equal to the liquidation preference of and any potential redemption premium for any Preferred Stock that may hereafter be issued and sold by the Fund, and the proposed Investment Advisory Agreement, unlike the present one, specifically addresses this issue.

     If the proposed Investment Advisory Agreement had been in effect for a rolling 60 month performance period ended December 31, 1995 but had been applied to the rolling 36 month average net assets as under the present Agreement, the 1% Basic Fee of $2,502,111 for the year ended December 31, 1995 would have been subject to a downward adjustment of $49,986, and Quest would have earned a fee of $2,452,125 for the year, thereby decreasing its compensation for the year by $603,406 or 20% (before giving effect to Quest's voluntary fee waiver).

     In order to avoid unfairness to the Fund, the proposed Investment Advisory Agreement provides that, for the 18 month period from July 1, 1996 to December 31, 1997, the monthly fee payable to Quest will be the lower of the fee calculated under the proposed Agreement or the fee that would have been payable to Quest for the month involved under the present Investment Advisory Agreement.

     Under the proposed Agreement, the performance period used to determine average net assets and to measure the Fund's relative performance will be restarted at July 1, 1996. As a result, the fees payable to Quest over the 17 month period from January 1, 1998 to May 31, 1999 under the proposed Agreement will probably be higher than the fees that would have been payable under the present Agreement because average net assets for this period can be expected to be higher than if the performance period were not restarted and because the Fund's underperformance for the 15 month period ended March 31, 1996 relative to the S&P 500 will be excluded. For example, if it is assumed that the Fund's net assets of approximately $349,104,000 as of March 31, 1996 remain unchanged from that date through May 31, 1999, and that the Fund's performance at all relevant times during that period was the same as the records of both the S&P 500 and the S&P 600 and was greater than zero, then Quest would receive annualized fees during this 17 month portion of the transition period of $3,491,040, an amount equal to 1% of the Fund's average annual net assets over this 17 month period, compared to the .69% of the Fund's average annual net assets over this period which Quest would have received under the present Agreement. (However, actual and comparative results will vary, probably considerably, based on the Fund's absolute and relative performance during the period from April 1, 1996 to May 31, 1999 and because of increases in its net assets from possible rights offerings and any issuance and sale of its Preferred Stock during this period.) Under no circumstances will the annual fees payable to Quest under the proposed Agreement be higher than 1.5% of average net assets as defined.

     IN SUMMARY, THE EFFECTS OF THE PROPOSED CHANGES TO THE ADVISORY FEE ARE  AS
FOLLOWS:

            DURING THE FIRST HALF OF THE TRANSITION PERIOD (THE FIRST 18 MONTHS) UNDER THE PROPOSED AGREEMENT, STOCKHOLDERS WILL BE ADVANTAGED BECAUSE THE FEES PAYABLE TO QUEST CANNOT EXCEED, AND MAY POSSIBLY BE LESS THAN, THE FEES PAYABLE TO QUEST UNDER THE PRESENT AGREEMENT.

            FOR THE SECOND HALF OF THE TRANSITION PERIOD (THE NEXT 17 MONTHS), QUEST WILL BE ADVANTAGED BECAUSE IT WILL PROBABLY RECEIVE HIGHER FEES UNDER THE PROPOSED AGREEMENT COMPARED TO THE FEES IT WOULD HAVE RECEIVED UNDER THE PRESENT AGREEMENT,.

            AFTER THIS 35 MONTH TRANSITION PERIOD, AS THE PROPOSED AGREEMENT BECOMES FULLY PHASED IN, THE COMPARATIVE ADVANTAGE OR DISADVANTAGE TO STOCKHOLDERS OR TO QUEST OF THE PROPOSED VERSUS THE PRESENT AGREEMENT WILL DEPEND ON THE FUTURE RECORDS OF THE S&P 600 VERSUS THE S&P 500 AND WHETHER MARKETS ARE RISING OR FALLING OVER THE APPLICABLE PERFORMANCE PERIODS. THERE HAS HISTORICALLY BEEN A HIGHER PROBABILITY OF RISING MARKETS OVER ROLLING 60 MONTH PERIODS THAN OVER ROLLING 36 MONTH PERIODS. THUS, STOCKHOLDERS ARE PROBABLY ADVANTAGED BY THE LENGTHENING OF THE PERFORMANCE PERIOD BECAUSE, IN A RISING MARKET, A ROLLING 60 MONTH PERFORMANCE PERIOD WOULD RESULT IN A LOWER AVERAGE ASSET BASE AND, THEREFORE, LOWER FEES COMPARED TO THOSE PAYABLE USING A ROLLING 36 MONTH PERIOD.

     Quest is also the investment adviser of RMT, PMF and eight series of TRF. These funds or series have assets ranging from approximately $532,000 to $581,173,000 (as of March 31, 1996) and compensate Quest at rates of up to 1.5% of their respective average net assets. Quest has generally voluntarily reduced its compensation under its contracts with these funds or series to the extent necessary to maintain expenses, other than interest expense, at or below 1.99% of average net assets.

     Appendix 1 to this Proxy Statement contains cumulative total return data for the Fund (at net asset values), the S&P 500 and the S&P 600 for each of the 8 three year periods ended December 31, 1989-1995 and March 31, 1996 and for each of the 6 five year periods ended December 31, 1991-1995 and March 31, 1996.

     The proposed Investment Advisory Agreement between the Fund and Quest would become effective on July 1, 1996, following its approval by the Fund's stockholders. The text of the proposed Agreement is set forth in Exhibit A to this Proxy Statement.

VOTE REQUIRED

     The proposed Investment Advisory Agreement between the Fund and Quest requires the approval of the lesser of (i) 67% of the shares of the Fund's Common Stock present or represented at the meeting (assuming that more than 50% of such shares are present or represented) or (ii) more than 50% of the outstanding shares of the Fund's Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

             3. APPROVAL OF CHANGE IN FUNDAMENTAL POLICY CONCERNING
            INVESTMENTS IN WARRANTS, RIGHTS AND OPTIONS (PROPOSAL 3)

     The Fund currently has the following fundamental policy, which may not be changed without the affirmative vote of the holders of a majority of the Fund's outstanding voting securities, concerning its investing in warrants, rights and options:

            'The Fund may not purchase any warrants, rights or options.'

     It is proposed to change this fundamental policy to read in its entirety as follows:

            'The Fund may not invest more than 5% of its total assets in warrants, rights and options.'

WARRANTS, RIGHTS AND OPTIONS

     A warrant, right or call option entitles the holder to purchase a given security within a specified period for a specified price and does not represent an ownership interest. A put option gives the holder the right to sell a particular security at a specified price during the term of the option. These securities have no voting rights, pay no dividends and have no liquidation rights. In addition, their market prices do not necessarily move parallel to the market prices of the underlying securities. The sale of warrants, rights or options held for more than one year generally results in a long-term capital gain or loss to the Fund, and the sale of warrants, rights or options held for less than one year generally results in a short-term capital gain or loss. The holding period for securities acquired upon exercise of a warrant, right or call option, however, generally begins on the day after the date of exercise, regardless of how long the warrant, right or option was held. The securities underlying warrants, rights and options could include shares of common stock of a single company or securities market indices representing shares of the common stocks of a group of companies, such as the S&P 600.

REASONS FOR PROPOSED CHANGE

     INVESTING IN WARRANTS, RIGHTS AND CALL OPTIONS ON A GIVEN SECURITY WOULD ALLOW THE FUND TO HOLD AN INTEREST IN THAT SECURITY WITHOUT HAVING TO COMMIT ASSETS EQUAL TO THE MARKET PRICE OF THE UNDERLYING SECURITY AND, IN

THE CASE OF SECURITIES MARKET INDICES, TO PARTICIPATE IN A MARKET WITHOUT HAVING TO PURCHASE ALL OF THE SECURITIES COMPRISING THE INDEX. Put options, whether on shares of common stock of a single company or on a securities market index, would permit the Fund to protect the value of a portfolio security against a decline in its market price and/or to benefit from an anticipated decline in the market price of a given security or of a market. Thus, investing in warrants, rights and options would permit the Fund to incur additional risk and/or to hedge against risk and, therefore, represents a useful investment technique. BY LIMITING THE AMOUNT OF ITS TOTAL ASSETS THAT MAY BE INVESTED IN WARRANTS, RIGHTS AND OPTIONS TO 5%, THE FUND WOULD NOT PUT A SUBSTANTIAL PORTION OF ITS ASSETS AT RISK IN THOSE CASES WHERE THE PURPOSE OF SUCH INVESTMENTS IS SPECULATIVE RATHER THAN HEDGING.

VOTE REQUIRED

     The vote required for approval of Proposal 3 is a majority of the Fund's outstanding voting securities, which is the lesser of (i) 67% of the shares of Common Stock of the Fund present or represented at the meeting (assuming that more than 50% of the shares are present or represented) or (ii) more than 50% of the outstanding shares of Common Stock of the Fund.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

                  4. RATIFICATION OF SELECTION OF INDEPENDENT
                        PUBLIC ACCOUNTANTS (PROPOSAL 4)

     At the meeting, the stockholders will be asked to ratify the selection by the Board of Directors, including a majority of the directors who are not 'interested persons' (as such term is defined in the Investment Company Act of 1940), of Ernst & Young LLP, independent auditors, to serve as the Fund's auditors for the year ending December 31, 1996.

     Ernst & Young LLP has informed the Fund that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Fund except as auditors and independent public accountants. Ernst & Young LLP served as the Fund's independent public accountants for the year ended December 31, 1995. Representatives of Ernst & Young LLP are not expected to be present at the meeting, but have been given an opportunity to make a statement if they so desire, and will be available should any matter arise requiring their participation.

VOTE REQUIRED

     Ratification of the selection of Ernst & Young LLP as the independent public accountants of the Fund requires the affirmative vote of a majority of the outstanding shares of the Fund.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                               5. OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than Proposals 1, 2, 3 and 4 in the Notice of the Annual Meeting. If other matters do come before the meeting, it is intended that the shares represented by Proxies will be voted in accordance with the judgment of the person or persons exercising at the meeting the authority conferred by the Proxies.

                             ADDITIONAL INFORMATION

     Quest Advisory Corp., the Fund's investment adviser, is located at 1414 Avenue of the Americas, New York, New York 10019.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Fund's 1997 Annual Meeting of Stockholders must be received by the Fund by January 31, 1997, for inclusion in the Fund's Proxy Statement and form of Proxy relating to that meeting.

          PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE
                       ACCOMPANYING POSTAGE-PAID ENVELOPE

                                                                      APPENDIX 1

  PERIOD                                          3 YEAR CUMULATIVE TOTAL RETURN        5 YEAR CUMULATIVE TOTAL RETURN
  ENDED                                          -------------------------------      --------------------------------
 DECEMBER 31,                                     RVT       S&P 500      S&P 600       RVT        S&P 500      S&P 600
- ----------------------------------------------   -----      -------      -------      ------      -------      -------
   1989.......................................   35.04%      61.06%       17.71 %
   1990.......................................   27.04       48.23         3.85
   1991.......................................   44.36       66.10        29.05        63.62%     103.53 %      33.38 %
   1992.......................................   45.21       36.08        37.16       112.36      108.37        86.65
   1993.......................................   97.05       54.63       113.49       103.95       96.75        85.55
   1994.......................................   42.84       20.01        36.93        73.07       51.66        55.16
   1995.......................................   46.09       53.25        46.99       144.20      115.43       164.19
   March 31, 1996.............................   41.06       54.92        50.03       104.37       98.30       120.25

     RVT total returns are presented on a net asset value basis and assume a continuous stockholder who fully exercised all rights issued. RVT, S&P 500 and S&P 600 total returns are computed with all dividends and other distributions reinvested.

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT
                                    BETWEEN
                            ROYCE VALUE TRUST, INC.
                                      AND
                              QUEST ADVISORY CORP.

     Agreement dated as of June   , 1996 by and between ROYCE VALUE TRUST, INC.,
a Maryland corporation (the 'Fund'), and QUEST ADVISORY CORP., a New York corporation (the 'Adviser').

     The Fund and the Adviser hereby agree as follows:

     1. Duties of the Adviser. The Adviser shall, during the term and subject to the provisions of this Agreement, (a) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes and (b) provide the Fund with such investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its assets. The Adviser shall perform such duties in accordance with the applicable provisions of the Fund's Articles of Incorporation, By-laws and stated investment objectives, policies and restrictions and any directions it may receive from the Fund's Board of Directors.

     2. Expenses Payable by the Fund. Except as otherwise provided in Paragraphs 1 and 3 hereof, the Fund shall be responsible for determining the net asset value of its shares and for all of its other operations and shall pay all administrative and other costs and expenses attributable to its operations and transactions, including, without limitation, registrar, transfer agent and custodian fees; legal, administrative and clerical services; rent for its office space and facilities; auditing; preparation, printing and distribution of its proxy statements, stockholders' reports and notices; supplies and postage; Federal and state registration fees; securities exchange listing fees and expenses; Federal, state and local taxes; non-affiliated directors' fees; interest on its borrowings; brokerage commissions; and the cost of issue, sale and repurchase of its shares.

     3. Expenses Payable by the Adviser. The Adviser shall furnish, without expense to the Fund, the services of those of its executive officers and full-time employees who may be duly elected executive officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law, and shall pay all the salaries and expenses of such persons. For purposes of this Agreement, only a president, a treasurer or a vice-president in charge of a principal business function shall be deemed to be an executive officer. The Adviser shall also pay all expenses which it may incur in performing its duties under Paragraph 1 hereof and shall reimburse the Fund for any space leased by the Fund and occupied by the Adviser.

     4. Compensation of the Adviser.

          (a) The Fund agrees to pay to the Adviser, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a fee comprised of a basic fee (the 'Basic Fee') and an adjustment to the Basic Fee based on the investment performance of the Fund in relation to the investment record of the Standard & Poor's SmallCap 600 Stock Price Index (as the same may be constituted from time to time, the 'Index'). Such fee shall be calculated and payable as follows:

             (1) Beginning with the month of July 1997 and for each succeeding month, the Basic Fee shall be a monthly fee equal to 1/12 of 1% (1% on an annualized basis) of the average of the net assets of the Fund at the end of each month included in the applicable performance period. (The net assets of the Fund shall be computed by subtracting the amount of any indebtedness and other liabilities of the Fund from the value of the total assets of the Fund, and the liquidation preference of and any potential redemption premium for any Preferred Stock of the Fund that may hereafter be issued and outstanding shall not be treated as an indebtedness or other liability of the Fund for this purpose.) The performance period for each such month shall be from July 1, 1996 to the most recent month-end, until this Agreement has been in effect for sixty (60) full calendar months, when it shall become a rolling sixty (60) month period ending with the most recent calendar month.

             The Basic Fee rate for each such month shall be increased at the rate of 1/12 of .05% for each percentage point in excess of two (2), rounded to the nearer point (the higher point if exactly one-half a point), that the investment performance of the Fund for the performance period then ended exceeds the percentage change in the investment record of the Index for such performance period (subject to a maximum of twelve
        (12) percentage points). If, however, the investment performance of the Fund for such performance period shall be exceeded by the percentage change in the investment record of the Index for such performance period, then such Basic Fee rate shall be decreased by 1/12 of .05% for each percentage point in excess of two (2), rounded to the nearer point (the higher point if exactly one-half a point), that the percentage change in the investment record of the Index exceeds the investment performance of the Fund for such performance period (subject to a maximum of twelve (12) percentage points).

             The maximum increase or decrease in the Basic Fee for any month may not exceed 50%, and the Fund shall pay such Basic Fee, as so adjusted, to the Adviser at the end of each performance period.

             (2) For the initial performance period of twelve (12) calendar months ending June 30, 1997, the Basic Fee for such performance period shall be equal to 1/12 of 1% of the net assets of the Fund at the end of each month included in such period, and such Basic Fee shall be subject to adjustment, as described in subparagraph (a)(1) above, with the rate of such adjustment being applied on an annualized basis. Any portion of the fee for such period, as adjust, in excess of .5 shall be paid at the end of the initial performance period.

             (3)  Notwithstanding the preceding  provisions of this subparagraph
        (a) to the contrary, for each of the eighteen (18) calendar months ending December 31, 1997, the Basic Fee, as so adjusted, shall be reduced if and to the extent necessary so that such fee does not exceed the fee that would have been payable to the Adviser for such month under the Investment Advisory Agreement dated as of October 21, 1992 (the 'Prior Agreement') by and between the Fund and the Adviser.

          (b) Notwithstanding the provisions of subparagraph (a) above to the contrary, the Adviser shall not be entitled to receive any monthly fee in respect of any performance period consisting of a rolling thirty-six (36) month period ending with the most recent calendar month for which the investment performance of the Fund shall be negative on an absolute basis (i.e., the investment performance of the Fund, rounded to the nearer whole point, is less than zero).

          (c) The investment performance of the Fund for any period shall be expressed as a percentage of the Fund's net asset value per share of Common Stock at the beginning of such period and shall mean and be the sum of: (i) the change in the Fund's net asset value per share of Common Stock during such period; (ii) the value of the Fund's cash distributions per share of Common Stock accumulated to the end of such period; and (iii) the value of capital gains taxes per share of Common Stock paid or payable on undistributed realized long-term capital gains accumulated to the end of such period. For this purpose, the value of distributions per share of Common Stock of realized capital gains, of dividends per share of

     Common Stock paid from investment income and the capital gains taxes per share of Common Stock paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in shares of Common Stock of the Fund at the net asset value per share of Common Stock in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends and taxes. Notwithstanding any provisions of this subparagraph (c) or of the other subparagraphs of Paragraph 4 hereof to the contrary, the investment performance of the Fund for any period shall not include, and there shall be excluded from the change in the Fund's net asset value per share of Common Stock during such period and the value of the Fund's cash distributions per share of Common Stock accumulated to the end of such period shall be adjusted for, any increase or decrease in the investment performance of the Fund for such period computed as set forth in the preceding two sentences and resulting from the Fund's capital stock transactions.

          (d) The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, shall mean and be the sum of (i) the change in the level of the Index during such period; and (ii) the value, computed consistently with the Index, of cash distributions made by companies whose securities comprise the Index accumulated to the end of such period. For this purpose, cash distributions on the securities which comprise the Index shall be treated as reinvested in the Index at the end of each calendar month following the payment of the dividend.

          (e) Any calculation of the investment performance of the Fund and the investment record of the Index shall be in accordance with any then applicable rules of the Securities and Exchange Commission.

          (f) In the event of any termination of this Agreement, the fee provided for in this Paragraph 4 shall be calculated on the basis of a period ending on the last day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

     5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its over-all responsibilities with respect to the Fund and its other accounts.

     6. Limitations on the Employment of the Adviser. The services of the Adviser to the Fund shall not be deemed exclusive, and the Adviser may engage in any other business or render similar or different services to others so long as its services to the Fund hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to any other business, whether of a similar or dissimilar nature. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser to the Fund, subject to the Adviser's right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder, and shall not be responsible for any action of or directed by the Board of Directors of the Fund, or any committee thereof, unless such action has been caused by the Adviser's gross negligence, willful malfeasance, bad faith or reckless disregard of its obligations and duties under this Agreement.

     7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a director, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund pursuant to this Agreement, then such director, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a director, officer and/or employee of the Adviser or under the control or direction of the Adviser, although paid by the Adviser.

     8. Protection of the Adviser. The Adviser shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, and the Fund shall indemnify the Adviser and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Adviser in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the preceding sentence of this Paragraph 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Adviser against or entitle or be deemed to entitle the Adviser to indemnification in respect of, any liability to the Fund or its security holders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its duties and obligations under this Agreement.

     Determinations of whether and the extent to which the Adviser is entitled to indemnification hereunder shall be made by reasonable and fair means, including (a) a final decision on the merits by a court or other body before whom the action, suit or other proceeding was brought that the Adviser was not liable by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of such misconduct by (i) the vote of a majority of a quorum of the directors of the Fund who are neither 'interested persons' of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) nor parties to the action, suit or other proceeding or (ii) an independent legal counsel in a written opinion.

     9. Effectiveness, Duration and Termination of Agreement. The Prior Agreement (other than the provisions of Paragraph 8 thereof, which shall remain in full force and effect) shall terminate at the close of business on June 30, 1996. This Agreement shall become effective on July 1, 1996, and shall remain in effect until April 30, 1998 and thereafter shall continue automatically for successive annual periods from May 1 to April 30, provided that such continuance is specifically approved at least annually by (a) the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or 'interested persons' (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or (b) the vote of a majority of the outstanding voting securities of the Fund and the vote of the Fund's directors, including a majority of such directors who are not parties to this Agreement or 'interested persons' (as so defined) of any such party. This Agreement may be terminated at any time, without the payment of any penalty, on sixty (60) days' written notice by the vote of a majority of the outstanding voting securities of the Fund or by the vote of a majority of the Fund's directors or by the Adviser, and will automatically terminate in the event of its 'assignment' (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act of 1940); provided, however, that the provisions of Paragraph 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any such termination.

     10. Name. The Fund may, so long as this Agreement remains in effect, use 'Royce' as part of its name. The Adviser may, upon termination of this Agreement, require the Fund to refrain from using the name 'Royce' in any form or combination in its name or in its business, and the Fund shall, as soon as practicable following its receipt of any such request from the Adviser, so refrain from using such name.

     11. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                         ROYCE VALUE TRUST, INC.

                                         By:  ..................................
                                               Charles M. Royce, President

                                         QUEST ADVISORY CORP.

                                         By:  ..................................
                                               Charles M. Royce, President

                                   APPENDIX 1
                                   PROXY CARD
PROXY                       ROYCE VALUE TRUST, INC.                        PROXY
                          1414 Avenue of the Americas
                               New York, NY 10019

          This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Charles M. Royce and Stephen L. Isaacs, or either of them acting in the absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of the Fund held of record by the undersigned on May 16, 1996, at the Annual Meeting of Stockholders to be held on June 26, 1996, or at any adjournment thereof.

    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign exactly as name appears on other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?
__________________________________             _________________________________

__________________________________             _________________________________

__________________________________             _________________________________

X  PLEASE MARK VOTES
  AS IN THIS EXAMPLE

         ROYCE VALUE
         TRUST, INC.


                                      With-   For All                                                       For  Against  Abstain
                              For     hold    Except
  1. ELECTION OF                                               2. PROPOSAL TO APPROVE A NEW                 [ ]    [ ]      [ ]
     DIRECTORS (Page 2)       [ ]      [ ]      [ ]               INVESTMENT ADVISORY AGREEMENT (Page 4)

     Charles M. Royce      Thomas R. Ebright                   3. PROPOSAL TO CHANGE THE                    [ ]    [ ]      [ ]
     Richard M. Galkin     Stephen L. Isaacs                      FUND'S INVESTMENT POLICY ON
               David L. Meister                                   WARRANTS, RIGHTS AND OPTIONS (Page 9)

     If you do not wish your  shares  voted for a  particular  4. PROPOSAL TO RATIFY THE                    [ ]    [ ]      [ ]
     nominee, mark the 'For All Except' box and strike a line     SELECTION OF ERNST &
     through the nominee(s)' name. Your shares will be  voted     YOUNG LLP AS INDEPENDENT
     for the remaining nominee(s).                                PUBLIC ACCOUNTANTS (Page 10)

                                                               5. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
                                                                  BUSINESS AS MAY COME BEFORE THE MEETING.

                                                               This Proxy when properly executed will be voted in the
                                                               manner directed by the undersigned stockholder. If  no
                                                               direction  is  made,  this  Proxy  will  be  voted for
                                                               Proposals 1, 2, 3 and 4.

Please be sure to sign and date this Proxy.    Date            Mark box at the right if comments or  address  changes
                                                               have been noted on the reverse.

Shareholder sign here            Co-owner sign here            RECORD DATE SHARES: